BNY Mellon Third Quarter 2018 Financial Highlights October 18, 2018

Cautionary Statement A number of statements in our presentations, the accompanying slides and the responses to your questions are “forward-looking statements.” Words such as “estimate”, “forecast”, “project”, “anticipate”, “likely”, “target”, “expect”, “intend”, “continue”, “seek”, “believe”, “plan”, “goal”, “could”, “should”, “would”, “may”, “might”, “will”, “strategy”, “synergies”, “opportunities”, “trends”, “future” and words of similar meaning signify forward-looking statements. These statements relate to, among other things, The Bank of New York Mellon Corporation’s (the “Corporation”) expectations regarding: capital plans, strategic priorities, financial goals, organic growth and efficiency, talent acquisition, expenses, including costs associated with the Corporation’s relocation strategy and timing of such costs, deposits, taxes, business opportunities, preliminary business metrics and regulatory capital ratios; and statements regarding the Corporation's aspirations, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities and initiatives. These forward-looking statements are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward Looking Statements” and “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Annual Report”) and in other filings of the Corporation with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of October 18, 2018, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding the Corporation, please refer to the Corporation's SEC filings available at www.bnymellon.com/investorrelations. Non-GAAP Measures: In this presentation we discuss some non-GAAP measures in detailing the Corporation’s performance, which exclude certain items or otherwise include components that differ from GAAP. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance. Additional disclosures relating to non-GAAP measures are contained in the Corporation’s reports filed with the SEC, including the 2017 Annual Report, and are available at www.bnymellon.com/ investorrelations. 2 Third Quarter 2018 – Financial Highlights

Financial Highlights • Third quarter earnings of $1.1 billion, or $1.06 per common share, up 13% ◦ Significant items in the third quarter – Litigation increased expenses 2%; $(0.05) per common share – Positive impact of tax adjustment related to U.S. tax legislation and other changes; $0.05 per common share ◦ Returned $885 million of capital to common shareholders through $602 million of share repurchases and $283 million in dividends • Year-to-date earnings of $3.3 billion, or $3.20 per common share, up 21% ◦ Year-to-date returned $2.7 billion of capital to common shareholders through $1.9 billion of share repurchases and $0.8 billion in dividends 3 Third Quarter 2018 – Financial Highlights

Third Quarter 2018 - Financial Highlights

($ in millions, except per share data)	3Q18	Growth vs. 2Q18	Growth vs. 3Q17
Total revenue	**$ 4,069**	**(2)%**	**1%**
Fee revenue	*3,168*	*(1)*	*1*
Net interest revenue	*891*	*(3)*	*6*
Provision for credit losses	**(3)**	**N/M**	**N/M**
Noninterest expense	**2,738**	**—**	**3**
Income before income taxes	**1,334**	**(4)**	**(2)**
Net income applicable to common shareholders	**$ 1,075**	**2%**	**9%**
Operating leverage [a]		**(134) bps**	**(185) bps**
Pre-tax operating margin	**33%**	**(91) bps**	**(126) bps**
Earnings per common share	**$ 1.06**	**3%**	**13%**
Common Equity Tier 1 ("CET1 ratio") [b]	**11.2%**	**+27 bps**	**+52 bps**
Return on common equity [c]	**11.2%**	**+2 bps**	**+62 bps**
Return on tangible common equity ("ROTCE") [d]	**23.1%**	**(38) bps**	**+122 bps**
Net interest margin	**1.27%**	**+1 bps**	**+12 bps**

Financial Performance Drivers
year-over-year

- Fee revenue, up 1%
  - Reflects higher equity market values, growth in collateral management and clearance volumes and higher performance fees
  - Partially offset by lower foreign currency hedging
- Net interest revenue, up 6%
  - Driven by higher interest rates
  - Partially offset by lower deposits and other borrowings
- Noninterest expense, up 3%
  - Continued investments in technology, partially offset by decreases in other expenses
  - Litigation increased expenses 2%

Note: See page 14 for corresponding footnotes in Appendix. *N/M - not meaningful; bps - basis points*

4 *Third Quarter 2018 – Financial Highlights* BNY MELLON

Third Quarter 2018 - Financial Highlights Total Revenue ($m) Noninterest Expense ($m) Income Before Income Taxes ($m) 1% 3% (2)% $4,138 $2,747 $2,738 $1,394 $4,016 $4,069 $1,368 1,334 $2,654 3Q17 2Q18 3Q18 3Q17 2Q18 3Q18 3Q17 2Q18 3Q18 Earnings Per Share Pre-tax Operating Margin ROTCE (a) 13% 34% 34% 23.5% 23.1% $ 1.03 $1.06 33% 21.9% $ 0.94 3Q17 2Q18 3Q18 3Q17 2Q18 3Q18 3Q17 2Q18 3Q18 (a) Represents a Non-GAAP measure. See Appendix for a reconciliation. 5 Third Quarter 2018 – Financial Highlights

Year-to-date - Financial Highlights Growth vs. YTD 3Q18 YTD 3Q17 YTD 3Q17 ($ in millions, except per share data) Total revenue $ 12,385 $ 11,815 5% Fee revenue 9,696 9,276 5 Net interest revenue 2,726 2,457 11 Provision for credit losses (11) (18) N/M Noninterest expense 8,224 7,951 3 Income before income taxes 4,172 3,882 7 Net income applicable to common shareholders $ 3,265 $ 2,789 17% Operating leverage (a) +139 bps Pre-tax operating margin 34% 33% +83 bps Earnings per common share $ 3.20 $ 2.64 21% Return on common equity (b) 11.6% 10.4% +116 bps Return on tangible common equity (“ROTCE”) (c) 24.1% 22.0% +212 bps Note: See page 14 for corresponding footnotes in Appendix. N/M - not meaningful; bps - basis points 6 Third Quarter 2018 – Financial Highlights

Year-to-date - Financial Highlights Total Revenue ($m) Noninterest Expense ($m) Income Before Income Taxes ($m) 5% 3% 7% $12,385 $8,224 $4,172 $7,951 $3,882 $11,815 YTD 3Q17 YTD 3Q18 YTD 3Q17 YTD 3Q18 YTD 3Q17 YTD 3Q18 Earnings Per Share Pre-tax Operating Margin ROTCE (a) 21% 34% 24.1% $ 3.20 33% 22.0% $ 2.64 YTD 3Q17 YTD 3Q18 YTD 3Q17 YTD 3Q18 YTD 3Q17 YTD 3Q18 (a) Represents a Non-GAAP measure. See Appendix for a reconciliation. 7 Third Quarter 2018 – Financial Highlights

Investment Services Business Highlights

Financial Highlights ($ millions)	3Q18	Growth vs. 2Q18	Growth vs. 3Q17
Total revenue by line of business:			
Asset Servicing	$ 1,458	(4)%	3 %
Pershing	558	—	3
Issuer Services	453	5	2
Treasury Services	324	(2)	3
Clearance and Collateral Management	264	(2)	8
Total revenue by line of business	**3,057**	**(2)**	**3**
Provision for credit losses	1	N/M	N/M
Noninterest expense	**2,030**	**3**	**8**
Income before taxes	**$ 1,026**	**(10)%**	**(6)%**
Pre-tax operating margin	**34%**	**(312) bps**	**(330) bps**

Key Metrics ($ millions unless otherwise noted)	3Q18	Growth vs. 2Q18	Growth vs. 3Q17
Foreign exchange and other trading revenue	$ 161	(6)%	5 %
Securities lending revenue	$ 52	(5)%	27 %
Average loans	$ 35,044	(8)%	(8)%
Average deposits	$ 192,741	(5)%	(3)%
AUC/A at period end (in trillions) [(a)]	$ 34.5	3 %	7 %
Market value of securities on loan at period end (in billions) [(b)]	$ 415	(4)%	9 %
Pershing			
Average active clearing accounts (U.S. platform) (in thousands)	6,108	— %	(2)%
Average long-term mutual fund assets (U.S. platform)	$ 527,336	3 %	5 %
Average investor margin loans (U.S. platform)	$ 10,696	(1)%	20 %
Clearance and Collateral Management			
Average tri-party collateral mgmt. balances (in trillions)	$ 3.0	7 %	18 %

Note: See page 14 for corresponding footnotes in Appendix. *N/M - not meaningful; bps - basis points*

Business Performance Drivers
year-over-year

- Asset Servicing, up 3%
  - Higher equity market values, securities lending volumes, net interest revenue and foreign exchange volumes
- Pershing, up 3%
  - Higher net interest revenue, equity market values and long-term mutual funds balances, partially offset by previously disclosed lost business
- Issuer Services, up 2%
  - Higher net interest revenue in Corporate Trust
- Treasury Services, up 3%
  - Higher net interest revenue and transaction volumes
- Clearance and Collateral Management, up 8%
  - Growth in collateral management, clearance volumes and net interest revenue
- Noninterest expense, up 8%
  - Investments in technology and higher litigation expense, partially offset by lower staff expense
    - Litigation increased noninterest expense 3%
- AUC/A of $34.5 trillion, up 7%
  - Net new business and higher equity market values, partially offset by the unfavorable impact of a stronger U.S. dollar

8 *Third Quarter 2018 – Financial Highlights*

BNY MELLON

Investment Management Business Highlights

Financial Highlights ($ millions)		3Q18	Growth vs. 2Q18	Growth vs. 3Q17
Total revenue by line of business:				
Asset Management	$	704	— %	2%
Wealth Management		311	(2)	1
Total revenue by line of business		**1,015**	**—**	**2**
Provision for credit losses		(2)	N/M	N/M
Noninterest expense		**701**	**1**	**—**
Income before taxes	**$**	**316**	**(1)%**	**5%**
Pre-tax operating margin		**31%**	**(10) bps**	**116 bps**
Adjusted pre-tax operating margin – Non-GAAP [(a)]		**35%**	**(22) bps**	**83 bps**

Key Metrics ($ millions unless otherwise noted)		3Q18	Growth vs. 2Q18	Growth vs. 3Q17
Average loans	**$**	**16,763**	**(1)%**	**—%**
Average deposits	**$**	**14,634**	**3 %**	**18%**
Wealth Management client assets (in billions) [(b)]	**$**	**261**	**3 %**	**7%**
Changes in AUM (in billions): [(c)]			**2Q18**	**3Q17**
Beginning balance of AUM	**$**	**1,805**	**$1,868**	**$1,771**
Net inflows (outflows):				
Equity		(2)	(3)	(2)
Fixed income		2	(4)	4
Liability-driven investments [(d)]		16	2	(2)
Multi-asset and alternative investments		2	(3)	3
Index		(3)	(7)	(3)
Total long-term strategies inflows (outflows)		**15**	**(15)**	**—**
Cash		—	(11)	10
Total net inflows (outflows)		**15**	**(26)**	**10**
Net market impact		**18**	**17**	**17**
Net currency impact		**(10)**	**(53)**	**26**
Divestiture/Other		**—**	**(1)**	**—**
Ending balance of AUM	**$**	**1,828**	**$1,805**	**$1,824**

Note: See page 14 for corresponding footnotes in Appendix. *N/M - not meaningful; bps - basis points*

Business Performance Drivers
year-over-year

- Asset Management, up 2%
  - Higher equity market values and performance fees
  - Partially offset by the impact of net outflows and the divestiture of CenterSquare
- AUM of $1.8 trillion, up slightly
  - Higher market values
  - Partially offset by the divestiture of CenterSquare and other changes and the unfavorable impact of a stronger U.S. dollar

9 *Third Quarter 2018 – Financial Highlights*
BNY MELLON

Other Segment 3Q18 2Q18 3Q17 Business Performance Drivers Financial Highlights ($ millions) year-over-year Fee revenue $ 7 $ 40 $ 50 • Fee revenue decreased Net securities gains — 1 19 ◦ Investments in renewable energy, including the Total fee and other revenue 7 41 69 impact of adjusting the provisional tax estimates Net interest (expense) (13) (35) (20) ◦ Foreign currency hedging Total (loss) revenue (6) 6 49 Provision for credit losses (2) (6) (2) • Noninterest expense decreased primarily reflecting Noninterest expense 6 81 77 lower staff expense (Loss) before taxes $ (10) $ (69) $ (26) 10 Third Quarter 2018 – Financial Highlights

Capital and Liquidity Sept. 30, 2018 June 30, 2018 Dec. 31, 2017 Consolidated regulatory capital ratios: (a) fully phased-in (b) CET1 ratio 11.2% 11.0% 10.3% Tier 1 capital ratio 13.4 13.1 12.3 Total capital ratio 14.1 13.8 13.0 Tier 1 leverage ratio 7.0 6.7 6.4 Supplementary leverage ratio ("SLR") 6.4 6.1 5.9 Average liquidity coverage ratio ("LCR") 121% 118% 118% Book value per common share (c) $ 38.45 $ 37.97 $ 37.21 Tangible book value per common share – Non-GAAP (c) $ 19.35 $ 19.00 $ 18.24 Cash dividends per common share $ 0.28 $ 0.24 $ 0.24 Common dividend payout ratio 26% 23% 22% Common shares outstanding (in thousands) 988,777 999,945 1,013,442 Note: See page 14 for corresponding footnotes in Appendix. 11 Third Quarter 2018 – Financial Highlights

Noninterest Expense Growth vs. Financial Performance Drivers ($ in millions) 3Q18 2Q18 3Q17 year-over-year Staff $ 1,478 (1)% —% • Noninterest expense up 3% Professional, legal and other purchased services 332 1 9 ◦ Investments in technology and higher litigation expense, partially offset by Software and equipment 262 (2) 12 lower staff and distribution and servicing Net occupancy 139 (11) (1) expenses Sub-custodian and clearing 106 (4) 5 ▪ Litigation increased expenses 2% Distribution and servicing 99 (7) (9) Business development 51 (18) 4 • Total cost of relocating our corporate Bank assessment charges 49 4 (4) headquarters is estimated to be $75 Amortization of intangible assets 48 — (8) million, of which $12 million was recorded in 2Q18 Other 174 29 36 ◦ Remaining expense expected in 4Q18 Total noninterest expense $ 2,738 —% 3% 12 Third Quarter 2018 – Financial Highlights

Appendix

Footnotes Third Quarter 2018 - Financial Highlights, Page 4 (a) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. (b) Regulatory capital ratios for Sept. 30, 2018 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for each of the periods referenced was the Advanced Approach. (c) Quarterly results are annualized. (d) Quarterly results are annualized. Represents a Non-GAAP measure. See Appendix for a reconciliation. Year-to-date 2018 - Financial Highlights, Page 6 (a) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. (b) Year-to-date results are annualized. (c) Year-to-date results are annualized. Represents a Non-GAAP measure. See Appendix for a reconciliation. Investment Services Business Highlights, Page 8 (a) Current period is preliminary. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.4 trillion at Sept. 30, 2018 and June 30, 2018 and $1.3 trillion at Sept. 30, 2017. (b) Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $69 billion at Sept. 30, 2018, $70 billion at June 30, 2018 and $68 billion at Sept. 30, 2017. Investment Management Business Highlights, Page 9 (a) Net of distribution and servicing expense. See corresponding Appendix pages for reconciliation of this Non-GAAP measure. In 1Q18, the adjusted pre-tax operating margin - Non-GAAP for prior periods was restated to include amortization of intangible assets and the provision for credit losses. (b) Current period is preliminary. Includes AUM and AUC/A in the Wealth Management business. (c) Current period is preliminary. Excludes securities lending cash management assets and assets managed in the Investment Services business. (d) Includes currency overlay AUM. Capital and Liquidity, Page 11 (a) Regulatory capital ratios for Sept. 30, 2018 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods included was the Advanced Approaches. (b) On a transitional basis at Dec. 31, 2017, the CET1 ratio was 10.7%, the Tier 1 capital ratio was 12.7%, the Total capital ratio was 13.4%, the Tier 1 leverage ratio was 6.6% and the SLR was 6.1%. (c) Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See the Appendix for reconciliation of this Non-GAAP measure. 14 Third Quarter 2018 – Financial Highlights

Return on Common Equity and Tangible Common Equity Reconciliation

($ in millions)	3Q18	2Q18	3Q17	YTD 3Q18	YTD 3Q17
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$ 1,075	$ 1,055	$ 983	$ 3,265	$ 2,789
Add: Amortization of intangible assets	48	48	52	145	157
Less: Tax impact of amortization of intangible assets	11	11	17	34	54
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$ 1,112	$ 1,092	$ 1,018	$ 3,376	$ 2,892
Average common shareholders' equity	$ 38,036	$ 37,750	$ 36,780	$ 37,795	$ 35,876
Less: Average goodwill	17,391	17,505	17,497	17,492	17,415
Average intangible assets	3,283	3,341	3,487	3,340	3,532
Add: Deferred tax liability – tax deductible goodwill [(a)]	1,066	1,054	1,561	1,066	1,561
Deferred tax liability – intangible assets [(a)]	699	709	1,092	699	1,092
Average tangible common shareholders' equity – Non-GAAP	$ 19,127	$ 18,667	$ 18,449	$ 18,728	$ 17,582
Return on common equity *(annualized)* – GAAP	11.2%	11.2%	10.6%	11.6%	10.4%
Return on tangible common equity *(annualized)* – Non-GAAP	23.1%	23.5%	21.9%	24.1%	22.0%

Book Value and Tangible Book Value Per Share Reconciliation

($ in millions, except common shares)	Sept. 30, 2018	June 30, 2018	Dec. 31, 2017
BNY Mellon shareholders' equity at period end – GAAP	$ 41,560	$ 41,505	$ 41,251
Less: Preferred stock	3,542	3,542	3,542
BNY Mellon common shareholders' equity at period end – GAAP	38,018	37,963	37,709
Less: Goodwill	17,390	17,418	17,564
Intangible assets	3,258	3,308	3,411
Add: Deferred tax liability – tax deductible goodwill [(b)]	1,066	1,054	1,034
Deferred tax liability – intangible assets [(b)]	699	709	718
BNY Mellon tangible common shareholders' equity at period end – Non-GAAP	$ 19,135	$ 19,000	$ 18,486
Period-end common shares outstanding *(in thousands)*	988,777	999,945	1,013,442
Book value per common share – GAAP	$ 38.45	$ 37.97	$ 37.21
Tangible book value per common share – Non-GAAP	$ 19.35	$ 19.00	$ 18.24

(a) Deferred tax liabilities for 3Q17 are based on fully phased-in U.S. capital rules. (b) Deferred tax liabilities at Dec. 31, 2017 are based on fully phased-in U.S. capital rules.

15 Third Quarter 2018 – Financial Highlights

BNY MELLON

Pre-tax Operating Margin Reconciliation - Investment Management Business 3Q18 2Q18 3Q17 ($ in millions) Income before income taxes – GAAP $ 316 $ 319 $ 300 Total revenue – GAAP $ 1,015 $ 1,018 $ 1,000 Less: Distribution and servicing expense 99 103 110 Adjusted total revenue, net of distribution and servicing expense – Non-GAAP $ 916 $ 915 $ 890 Pre-tax operating margin – GAAP (a) 31% 31% 30% Adjusted pre-tax operating margin, net of distribution and servicing expense – Non-GAAP (a) 35% 35% 34% (a) Income before taxes divided by total revenue. 16 Third Quarter 2018 – Financial Highlights (a) Other charges include severance, litigation, an asset impairment and investment securities losses related to the sale of certain securities.